Exhibit 32.1

SECTION 906 CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
OF DYNAMIC ENVIRO, INC.

In connection with the accompanying Annual Report on Form 10-K of Dynamic Enviro, Inc.  for the year ended December 31, 2016, the undersigned, Brant Cochran, Principal Executive Officer/Chief Executive Officer of Dynamic Enviro, Inc.,  does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)            such Annual Report on Form 10-K for the year ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)            the information contained in such Annual Report on Form 10-K for the year ended December 31, 2016 fairly presents, in all material respects, the financial condition and results of operations of Dynamic Enviro, Inc.

Date: March 29, 2017

/s/	Brant Cochran
Brant Cochran
Principal Executive Officer/Chief Executive Officer